UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 24, 2004

SmarTire Systems Inc.
(Exact name of registrant as specified in its charter)

Yukon Territory
(State or other jurisdiction of incorporation)

0-29248
(Commission File Number)

not applicable
(IRS Employer Identification No.)

150-13151 Vanier Place, Richmond, British Columbia, V6V 2J1
(Address of principal executive offices and Zip Code)

(604) 276-9884
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

SmarTire reached a settlement agreement for the following legal proceedings:

Palisades Master Fund, L.P. and PEF Advisors, Ltd. against Smartire Systems, Inc.

Bristol Investment Fund, Ltd. against Smartire Systems, Inc.

Alpha Capital Aktiengesellschaft against SmarTire Systems, Inc.

A settlement agreement involving all current debenture holders was signed on September 24, 2004. The agreement called for the following:

•	Dismissal of all pending lawsuits filed against SmarTire

•	Conversion of $734,389 of debentures into 24,479,630 common shares

•	An immediate exercise of 18,226,274 million warrants by the debenture holders

•	Lock-up provision that establishes a daily limit on the number of shares that can be sold by the debenture holders.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On September 27, 2004, SmarTire issued 12,5000,000 shares of common stock in consideration of a $500,000 advance notice on its Standby Equity Distribution Agreement with Cornell Capital Partners L.P.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit
Number       Description

10.1	Settlement Agreement dated September 24, 2004

99.1	News release issued by the Registrant on September 27, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTIRE SYSTEMS INC.

/s/ Jeff Finkelstein
By: Jeff Finkelstein
Chief Financial Officer

Date: October 1, 2004